UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2012

METROPOLITAN HEALTH NETWORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-32361	65-0635748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510

Boca Raton, Florida 33431

(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 805-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On December 21, 2012, pursuant to the terms of the previously-announced Agreement and Plan of Merger, dated as of November 3, 2012 (the “Merger Agreement”), by and among Metropolitan Health Networks, Inc., a Florida corporation (“Metropolitan”), Humana Inc., a Delaware corporation (“Humana”), and Miner Acquisition Subsidiary, Inc., a Florida corporation and a wholly-owned subsidiary of Humana (“Merger Subsidiary”), Metropolitan merged with and into Merger Subsidiary, with Metropolitan continuing as the surviving corporation (the “Merger”). As a result of the Merger, Metropolitan became a wholly-owned subsidiary of Humana.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Metropolitan’s common stock, par value $0.001 per share (the “Common Stock”), other than shares of Common Stock owned by Metropolitan, Humana or Merger Subsidiary or any of their respective subsidiaries, was converted into the right to receive $11.25 in cash, without interest and less any required withholding taxes (the “Merger Consideration”).

In connection with the Merger, each outstanding option to purchase shares of Common Stock became fully vested and exercisable and was cancelled in exchange for the right to receive an amount in cash equal to the product of (i) the total number of shares of Common Stock subject to such option, multiplied by (ii) the excess, if any, of $11.25 over the exercise price per share of such option, without interest and less any required withholding taxes, and each outstanding restricted share of Common Stock became fully vested and was converted into the right to receive the Merger Consideration.

Humana paid an aggregate of approximately $534.3 million in cash to Metropolitan’s shareholders and option holders in consideration for their shares of Common Stock and options to purchase shares of Common Stock and repaid indebtedness of Metropolitan in the amount of approximately $317.4 million (including accrued interest, prepayment penalties and cash collateralization of certain letters of credit).

The description of the Merger and the Merger Agreement contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of Metropolitan’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2012.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 21, 2012, in connection with the closing of the Merger, Metropolitan repaid in full all amounts outstanding under and terminated its (i) senior secured credit agreement, dated as of October 4, 2012 (“First Lien Credit Agreement”), by and among Metropolitan, as the borrower, the subsidiaries of Metropolitan party thereto as guarantors (the “Guarantors”), General Electric Capital Corporation (“GECC”), as a lender and as agent for the other lenders party thereto (the “First Lien Lenders”), and the First Lien Lenders and (ii) senior secured second lien credit agreement, dated as of October 4, 2012 (“Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Credit Facilities”), by and among Metropolitan, the Guarantors, GECC, as a lender and as agent for the other lenders party thereto (the “Second Lien Lenders”), and the Second Lien Lenders. In connection with Metropolitan’s prepayment of amounts due and owing under the Second Lien Credit Agreement, Metropolitan was required to and did pay to the lenders under the Second Lien Credit Agreement prepayment penalties and fees in the aggregate amount of approximately $7.5 million.

The material terms of the Credit Facilities are described in Metropolitan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under “Item 1. Description of Business — Overview – First Lien Credit Facility” and “Item 1. Description of Business — Overview – Second Lien Credit Facility.” Such description is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2012, in connection with the closing of the Merger, Metropolitan notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that the NYSE file a notification of removal from listing on Form 25 with the SEC to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the bylaws of Metropolitan were amended and restated in their entirety in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Bylaws of Metropolitan is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2012, by and among Metropolitan Health Networks, Inc., Humana Inc., and Miner Acquisition Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Metropolitan’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2012). (1)

3.1	Amended and Restated Bylaws of Metropolitan Health Networks, Inc.

(1)	The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Metropolitan will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.
Date: December 26, 2012	By:	/s/ James H. Bloem
	Name:	James H. Bloem
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2012, by and among Metropolitan Health Networks, Inc., Humana Inc., and Miner Acquisition Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Metropolitan’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2012). (1)

3.1	Amended and Restated Bylaws of Metropolitan Health Networks, Inc.

(1)	The schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Metropolitan will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.